As filed with the Securities and Exchange Commission on March 10, 2014

Registration No. 333-192947

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Amendment No. 1

to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_______________

Credex Corporation

(Exact name of registrant as specified in its charter)

Florida	6199	16-1731286
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

_______________

848 Rainbow Blvd, # 2096

Las Vegas, Nevada 89107

801-243-5661

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Russell Heaton

Chief Executive Officer

848 Rainbow Blvd, # 2096

Las Vegas, Nevada 89107

801-243-5661

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_______________

Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]
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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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PROSPECTUS (Subject to Completion)
Issued             , 2013

41,007,500 SHARES

Credex Corporation

COMMON STOCK

Credex Corporation. is offering 41,007,500 shares of its common stock at a price of $0.20 per share. This is our initial public offering and no public market exists for our shares. The offering is being conducted on a self-underwritten basis, which means our officer and director will attempt to sell the shares. This Prospectus will permit our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. He will sell the shares and intends to offer them to friends, relatives, acquaintances and business associates. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

We intend to open a standard, non-interest bearing, escrow account to be used only for the deposit of funds received from the sale of the shares in this offering. Such funds will be released to us and/or a joint venture partner of ours in order to make certain payments in connection with the acquisition of certain timber assets and the preparation of reports relating thereto, in accordance with an escrow agreement described in this prospectus. Funds held in escrow will be: 1) first be used to cover our offering expenses, 2) any funds placed in escrow can be disbursed at our discretion or the combined discretion of Credex and Kirida regardless of our business performance or the phase of the Project that the Company has reached, and 3) the use of an escrow fund is not intended to and does not provide shareholders with any additional protections since there is no minimum amount that Credex must raise in order to access these funds.

Credex Corporation is a development stage company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS, ESPECIALLY THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS”, BEGINNING ON PAGE 3, BEFORE BUYING ANY SHARES OF OUR COMMON STOCK. Our independent auditor has issued an audit opinion for Credex Corporation, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

PRICE $0.20 PER SHARE

	Price to Public	Proceeds to Company
Per share	$0.20	$0.20
Total	$8,201,500	$8,201,500

As of the date of this prospectus, our stock is presently not traded on any market or securities exchange and there is no assurance that a trading market for our securities will ever develop.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED ___________, 2013. THIS OFFERING WILL END NO LATER THAN THE SECOND ANNIVERSARY OF THE DATE THAT THE REGISTRATION STATEMENT, OF WHICH THIS PROSPECTUS IS PART, IS DECLARED EFFECTIVE.

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_______________

We have not authorized anyone to provide any information other than that contained in this prospectus or to which we have referred you herein. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information we have included in this prospectus is accurate only as of the date of this prospectus.

Dealer Prospectus Delivery Obligation

Until , (the 90th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

This prospectus incorporates important business and financial information about us from other documents that are not included in or delivered with this prospectus. See “Where You Can Find More Information.” The information is available to you without charge upon your request. You can obtain such documents by requesting them in writing or by telephone from us at the following address and telephone number:

848 Rainbow Blvd, # 2096
Las Vegas, Nevada 89107

801-243-5661

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Industry and Market Data

The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, government publications, reports by market research firms or other published independent sources. Some data is also based on our good faith estimates, which are derived from management’s review of internal data and information, as well as the independent sources listed above. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Forward-looking statements may include statements that relate to, among other things, our:

•	future financial and operating performance and results;
•	business strategy and budgets;
•	technology;
•	financial strategy;
•	amount, nature and timing of capital expenditures;
•	competition;
•	ability to comply with government regulations;
•	operating costs and other expenses;
•	cash flow and anticipated liquidity;
•	property acquisitions and sales; and
•	plans, forecasts, objectives, expectations and intentions.

All statements regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” in this prospectus.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the anticipated future results or financial condition expressed or implied by the forward-looking statements. These risks, uncertainties and other factors include but are not limited to:

•	our ability to generate sales and earn profits;
•	the cyclical nature of the timber industry;
•	deterioration of the credit markets;
•	delays in obtaining required permits;
•	our ability to raise additional capital to fund future capital expenditures;
•	vulnerability to adverse economic conditions;
•	competition within the timber industry;
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•	asset impairment and other charges;
•	our lack of operating history on which investors will evaluate our business and prospects;
•	our identifying, making and integrating acquisitions;
•	technological developments or enhancements;
•	the ability to employ skilled and qualified workers;
•	work stoppages and other labor matters;
•	hazards inherent to the timber industry;
•	inadequacy of insurance coverage for certain losses or liabilities;
•	regulations affecting the timber industry;
•	costs and liabilities associated with environmental, health and safety laws, including any changes in the interpretation or enforcement thereof;
•	future legislative and regulatory developments;
•	changes in transportation regulations; and
•	effects of climate change.

We believe that it is important to communicate our expectations of future performance to our investors. However, events may occur in the future that we are unable to accurately predict, or over which we have no control. We caution you against putting undue reliance on forward-looking statements or projecting any future results based on such statements. When considering our forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus which provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those contained in any forward-looking statement. Please review the “Risk Factors” included in this prospectus so that you are aware of the various risks associated with your investment.

All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section and any other cautionary statements that may accompany such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. It is not exhaustive and may not contain all of the information that you should consider before making your investment decision. We encourage you to read this prospectus and the documents to which we refer in their entirety before making a decision to invest, including the information set forth under the heading “Risk Factors.” Unless the context clearly indicates otherwise, references in this prospectus to the “Company,” “we,” “us,” “Credex,” “our” or other similar terms mean Credex Corporation.

Overview

Credex, a Florida corporation, was formed on September 2, 2005. The Company was formed for the purpose of raising the necessary funds for purchasing, servicing, managing and reselling of non-performing (defaulted) unsecured credit card debt portfolios to be acquired from financial institutions and distressed debt wholesalers. Since its inception, the Company derived no revenues and no income from such business and as result as of December 31, 2012, had an accumulated deficit of $309,281.

The Company recently decided to pursue a new business opportunity and entered into a memorandum of understanding (the “MOU”) with Kirida Resources Inc. (“Kirida”), to pursue and implement forestry management programs in emerging market countries. Kirida is a Canadian company that has options to manage forests in Papua New Guinea, Liberia and Cameroon. Kirida has a team of professional forestry management experts to implement harvesting programs as per international environmental standards with reforestation programs and product certifications. The Company is currently reviewing forestry management and harvesting projects with Kirida. Based on its review, the Company intends to decide whether to pursue certain opportunities based on several factors including revenue potential.

The Company was introduced to Kirida through mutual contacts in the summer of 2013. During its discussions with Kirida, the Company learned about attractive global investment opportunities in timber, particularly in Liberia given the availability and accessibility to the forested land for logging and development, the ability to acquire land, the ability to obtain required licenses for logging and forestry activities, the high quality timber species and high demand in Europe and Asia for logs, sawn wood and other processed and specialty products. After learning more, the Company approached Kirida about potentially collaborating to make an investment in timber.

Other than the MOU, we currently have no agreements and do not anticipate entering into any such agreements until we complete this offering. We intend to use the net proceeds from this offering to develop our business operations. See “Business” and “Use of Proceeds.” We are a development stage company with no revenues or operating history. Our address is 848 Rainbow Blvd, # 2096 Las Vegas, Nevada 89107. The telephone number is 801-243-5661. While our address is in Nevada, our sole officer and director currently operates our business from Utah without an office and through the use of phone and email.

The Company has attempted to attract private placement investments in the past. Thus far, the Company has not been able to implement its plans or begin operations because it has not been successful in raising the equity capital necessary to implement such plans.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by the affiliates of our company may not be resold in reliance on Rule 144 until: (1) we file Form 10 information with the Securities and Exchange Commission (“SEC”) when we cease to be a “shell company”; (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company.

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The Offering

Common stock offered by us	41,007,500 shares

Common stock to be outstanding immediately after this offering	100,000,000 shares (assumes all 41,007,500 shares offered are sold)

Use of Proceeds	The proceeds to us from this offering, excluding estimated offering expenses payable by us, will be approximately $8.2 million. THIS Is the maximum amount that the company could receive under this offering, however, the company may not receive any net proceeds after completing this offering.

We expect to use the net proceeds we receive from this offering for evaluating timber projects, acquiring certain properties and commencing production pursuant to a memorandum of understanding (“MOU”) executed with Kirida Resources Inc. (“Kirida”) We intend to use the remaining proceeds from this offering for capital expenditures, working capital and other general corporate purposes. See “Use of Proceeds.”

Dividend Policy	We currently expect to retain all available funds and future earnings, if any, for use in the operation and growth of our business and do not anticipate paying any cash dividends in the foreseeable future. The declaration and payment of future dividends to holders of our common stock will be at the discretion of our Board and will depend upon many factors, including our results of operations, financial condition, earnings, capital requirements, legal requirements, restrictions in our debt agreements and other factors our Board deems relevant. See “Dividend Policy.”

Risk Factors	Investing in our common stock involves a high degree of risk. You should carefully read the information set forth under “Risk Factors” beginning on page 3 of this prospectus, together with all of the other information set forth in this prospectus, before deciding to invest in shares of our common stock.

OTC Symbol	“CRDX”

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED WITH OUR BUSINESS

We are a development stage company and have no operating history. An investment in the shares offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plan.

Credex was incorporated on September 2, 2005 and we have not yet commenced any business operations. Until we are actually in the marketplace for a demonstrable period of time, it is impossible to determine if our business strategy will be viable or successful. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans to continue business operations, which would dilute the value of any shares you purchase in this offering.

Because our auditors have issued a going concern opinion, there is a substantial uncertainty that we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion because of the Company’s losses, limited working capital and the absence of any current revenue-generating operations. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your entire investment.

We cannot predict when or if we will produce revenues, which could result in a total loss of your investment if we are unsuccessful in our business plans.

We have not yet implemented our business plan or offered our services. Therefore, we have not yet generated any revenues from operations. In order for us to continue with our plans and open our business, we must raise our initial capital to do so through this offering. The timing of the completion needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

We may lose a substantial part of our investment if the MOU is terminated.

Any funds raised by the issuance of common shares by Credex shall be held in escrow by Credex. Prior to the formation of Owner, all funds shall be the sole property of Credex and released to Credex in its sole discretion. After the time that the Owner is formed, funds shall be released in accordance with the following: (a) if Credex elects to terminate this MOU, funds in escrow will be disbursed on a 58-42% basis between Credex and Kirida; (b) if Kirida elects to terminate this MOU, all funds in escrow will be disbursed to Credex and Kirida will pay Credex $50,000 to compensate Credex for the work undertaken by Credex in furtherance of the Project; and (c) if there is an early termination by either of the Parties and Owner has acquired assets at the time of such termination then all assets acquired by Owner pursuant to the MOU will be split on a 58-42% basis between Credex and Kirida, respectively. If the MOU is terminated we could lose a substantial part of our investment.

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Our business will be dependent on our ability to secure agreements with owners of forests. If we are unable to secure such agreements our business will be adversely affected.

If we are unable to secure agreements with the owners of forests, we may not be able to execute our business plan. We have no agreements of any kind at this time. If we are unable to secure and retain these agreements our business, financial condition and/or results of operations could be materially and adversely affected. We also cannot provide assurances that if we are able to establish such agreements that we will be able to maintain these agreements, on acceptable terms, if at all, and the failure to do so could have a material adverse effect on its business, financial condition and results of operations. Another important component of our success will be the ability to establish and maintain relationships with service providers, including loggers, among other parties. Any inability to establish these relationships or adverse changes in these relationships, including the inability of these parties to fulfill their obligations to us for any reason, could adversely affect our business.

Our success depends, in significant part, on global and regional timber markets and any factors that may have an adverse effect on such markets could have a material adverse effect on our proposed business, financial condition and results of operations.

Our plan is to develop and produce timber. Accordingly, our business, financial condition and results of operations will be directly affected by the demand for forestry products. Demand is subject to fluctuation, and adverse trends in the market could adversely affect our business. In addition, general economic conditions, consumer trends, work stoppages, natural disasters and terrorism could have a material adverse effect on our business. A protracted global recession could have a significant negative impact on our business, financial condition and results of operations could be negatively impacted.

The timber industry is highly competitive, which could adversely affect the company’s financial performance.

The timber industry is highly competitive. We will face significant competition from established national, regional and local forestry providers. There can be no assurance that if we are able to establish our business that will be able to compete successfully in the future with existing or potential competitors or that competition will not have an adverse effect on its business and financial condition.

We may not be able to adapt our business quickly enough to changing customer requirements and industry standards.

The timber industry is characterized by evolving industry standards, frequent production enhancements and changing customer demands. We may not be able to adapt quickly enough and/or in a cost-effective manner to changes in industry standards and customer requirements and preferences, and any failure to do so could adversely affect our business. We may be unable to devote financial resources to new technologies and systems in the future. Any failure on our part to modify or adapt to these trends could render our business competitively disadvantaged, which could adversely affect our business.

Any failure to comply with existing laws, rules and regulations as well as changing laws, rules and regulations and other legal uncertainties, could adversely affect our business.

We will be subject to a wide variety of statutes, rules, regulations, policies and procedures in various jurisdictions, which are subject to change at any time. For example, those laws, rules and regulations relating to deforestation, reforestation, reclamation and environmental conservation, which in some cases regulate the amount of, scope and nature of logging activity. New legislation of this nature is introduced from time to time in various (and is pending in certain) jurisdictions in which we to operate. Our failure to comply with these laws and regulations could result in fines and/or proceedings against us by governmental agencies and/or consumers, which if material, could adversely affect our business and results of operations. In addition, the promulgation of new laws, rules and regulations that restrict or otherwise unfavorably impact the ability or manner in which we plan to operate and may require us to change certain aspects of our business plans to ensure compliance, which could decrease demand for timber, reduce revenues, increase costs and/or subject us to additional liabilities.

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We may need to obtain additional financing if we fail to generate revenue in the anticipated timeframe. If we do not obtain such financing, we may have to reduce or cease our activities and investors could lose their entire investment.

Our business plan will be funded by the $8,201,500 that we will attempt to raise in this offering, but that there is no guarantee that any amount will be raised. Even if we are successful, there is no assurance that we will operate profitably or generate positive cash flow in the future. We may require additional financing to sustain our business operations if we are not successful in receiving revenues at the levels we anticipate. We currently do not have any arrangements for further financing other than the offering described in this prospectus, and we may not be able to obtain financing on commercially reasonable terms or terms that are acceptable to us or on any terms at all. Because of the worldwide economic downturn or because of other reasons, we may not be able to raise any additional funds that we require on favorable terms, if any. The failure to obtain necessary financing, if needed, may impair our ability to continue in business.

You may suffer significant dilution if we raise additional capital.

If we raise additional capital, we expect it will be necessary for us to issue additional equity or convertible debt securities. If we issue equity or convertible debt securities, the price at which we offer such securities may not bear any relationship to our value, the net tangible book value per share may decrease, the percentage ownership of our current stockholders would be diluted, and any equity securities we issue in such offering or upon conversion of convertible debt securities issued in such offering, may have rights, preferences or privileges with respect to liquidation, dividends, redemption, voting and other matters that are senior to or more advantageous than our common stock.

If we obtain debt financing, we will face risks associated with financing our operations.

If we obtain debt financing, we will be subject to the normal risks associated with debt financing, including the risk that our cash flow will be insufficient to meet required payments of principal and interest, and the risk that we will not be able to renew, repay, or refinance our debt when it matures or that the terms of any renewal or refinancing will not be as favorable as the existing terms of that debt. If we enter into secured lending facilities and are unable to pay our obligations to our secured lenders, they could proceed against any or all of the collateral securing our indebtedness to them or our other assets including the funds in the escrow account.

Our success is dependent on a limited number of key executives, Kirida Resources and other third party advisors.

The success of our business strategy and our ability to operate profitably depends on the continued employment of our senior management team and the services of Kirida Resources and other third party advisors. The loss of the services of one or more of these key parties could have a material adverse effect on our business, financial condition and/or results of operations. There can be no assurance that we will be able to retain our existing senior management or Kirida Resources, attract additional qualified executives or joint venture partners or adequately fill new senior management positions or vacancies created by expansion or turnover. We do not have employment agreements with our senior management team and we do not maintain key-person life insurance policies on their lives. The loss of any of our senior management or Kirida Resources or key personnel could seriously harm our business.

We have no experience in the timber industry and Kirida has limited experience and resources.

Neither Credex nor Kirida have substantial timber industry experience or financial resources. With such a lack of experience there can be no assurance that we will ever generate revenues or operate a successful business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans

Mr. Heaton, the sole officer and director of the company, currently devotes approximately 5 hours per week to company matters. The company’s needs could exceed the amount of time or level he may have. this could result in a conflict of interest and his inability to properly manage company affairs, resulting in our remaining a start-up company.

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We have not formulated a plan to resolve any possible conflict of interest with Mr. Heaton’s other business activities. In the event he is unable to fulfill any aspect of his duties to the Company or we are required to search for a replacement for Mr. Heaton we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of our business.

Our management has no experience in a public company setting. Management decisions and choices may not take into account standard operating procedures required for a public company. as a result, we may have to suspend or cease activities which will result in the loss of your investment.

Mr. Heaton, our sole officer and director, has no experience as the principal executive officer or principal financial officer of a public company. Consequently our activities, earnings and ultimate success could suffer irreparable harm due to management’s lack of experience. As a result we may have to suspend or cease activities which will result in the loss of your investment.

Potential liability could cause Credex to go out of business.

The Company’s intended operations and both the activities of the Company and Kirida could expose it to potential liability for which it may not be able to secure adequate levels of insurance. If the Company is found to be liable, it may not be able to continue in business.

We may fail to adhere to SEC filing requirements.

Adherence to securities laws, regulations and standards require substantial legal and financial expertise and compliance costs. If our efforts to comply with securities, laws, regulations and standards, investors may not receive key information on a timely basis and regulatory authorities may initiate legal proceedings against us and our business may be harmed.

RISKS ASSOCIATED WITH THIS OFFERING

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15g-9 which establishes sales practices with respect to a “penny stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934 (the “Exchange Act”), and rules of the SEC. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 (excluding the value of their primary residence) or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the SEC. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

We are deemed as a “shell company” under the Rule 12b-2 of the Exchange Act, so resale of our shares is not permitted under Rule 144(i) until 12 months after the Company is no longer considered a shell company.

We are deemed as a shell company as defined by Rule 12b-2 of the Exchange Act. Rule 12b-2 of the Exchange Act defines a “shell company” as a registrant that has “nominal operations” and “assets consisting solely of cash and cash equivalents and nominal other assets.” Our shell company status prevents investor to resell our shares under Rule 144(i) unless and until 12 months after we are no longer considered a shell company. We cannot predict that if and when we may no longer be considered as a shell company. Investors may be unable to liquidate their investment under Rule 144(i) for an indefinite long period of time.

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Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. Shares are able to be quoted on the Over-The-Counter Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment. The Company’s registration of 29,406,150 shares previously issued to certain selling shareholders could further depress the price for any securities that may be resold.

You will incur immediate and substantial dilution of the price you pay for your shares.

Upon completion of this offering the net tangible book value of the shares held by our existing stockholders (58,992,500 shares) will be increased without any additional investment on the part of existing shareholders. The purchasers of shares in this offering will incur immediate dilution (the difference between the net tangible book value per share and the offering price per share). As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be substantially less than the $0.20 price paid per share. See “Dilution.”

The offering price has been determined arbitrarily.

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately-held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

Certain of our stockholders own substantially all of our outstanding shares of Common Stock and will continue to have substantial control over us after this offering and their interests may conflict with or differ from your interests as a stockholder.

Service Merchant Corp and Earth Wind & Power Corp (collectively, the “Large Shareholders”) own 90.7% and 8.5% of our outstanding shares, respectively. As a result, even if all of the Common Stock offered in this offering is purchased by parties unaffiliated with the Large Shareholders, the Large Shareholders will still control the Company and be able to exert a significant degree of influence or actual control over our management and affairs and over matters requiring stockholder approval, including the election of directors, a merger, consolidation or sale of all or substantially all of our assets and other significant business or corporate transactions. The Large Shareholders may have interests that are different from yours and may vote in a way with which you disagree and which may be adverse to your interests. In addition, this concentration of ownership could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which could cause the market price of the Common Stock to decline or prevent our stockholders from realizing a premium over the market price for their shares.

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USE OF PROCEEDS

Assuming sale of all of the shares offered herein, of which there is no assurance, the net proceeds from this offering will be approximately $8.2 million. If we sell substantially less than the maximum number of securities being offered and are unable to pursue the timber projects contemplated by the MOU, we will use the net proceeds to pursue similar projects smaller in size or may invest in non-performing accounts receivable, subject to any obligations that we may have under the MOU. The Company does not have any present intention to service or repay its existing debt with the proceeds of the offering. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve to eighteen months after the successful completion of the offering:

Maximum Gross proceeds
Maximum gross proceeds from sale to the public in this offering	$8,201,500
Offering expenses
Legal fees and expenses	3,500
Printing expenses	500
SEC registration fee	716
Audit fees and expenses	4,000
Investor Relations/Public Relations(1)	3,000
Escrow account fees	2,500
Miscellaneous expenses	784
Total offering expenses	$15,000

Maximum net proceeds in escrow
Maximum held in escrow	$8,186,500

Maximum use of net proceeds in escrow
Due diligence (Phase 1)(2)	60,000
Due diligence (Phase 2)(3)	500,000
Business plan implementation (Phase 3)(4)	4,980,000
Maximum working capital	2,646,500
Total	$8,186,500

(1) Consultant fees for communications and marketing expertise to engage with the investment community. No present agreement as to the scope of engagement.

(2) Phase 1 includes consulting costs, international legal costs and site visits.

(3) Phase 2 includes preliminary certified timber valuation report, permit fees, levies, consulting costs, acquisition costs and production business plan to establish revenues that can be used for the basis of securing third party financing.

(4) Phase 3 includes installation of a small-scale harvesting and production facility to commence production for sale of raw timber logs and/or processed timber including by-products.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately-held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

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CAPITALIZATION

The following table shows our cash and cash equivalents, available-for-sale securities and capitalization as of December 31, 2013 on an actual basis and on an as adjusted basis to reflect the sale of shares of our common stock offered, after deducting the estimated offering expenses.

This table should be read in conjunction with our financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

	As of December 31, 2013
	Actual	As Adjusted
	(unaudited)

Cash and cash equivalents	$0	$8,186,500

Debt	$0	$0
Common stock, $0.001 par value, 100,000,000 shares authorized, 58,992,500 shares issued and outstanding at December 31, 2013 and 100,000,000 shares issued and outstanding after giving effect to this offering, respectively	58,993	63,094
Additional paid-in capital	242,449	8,409,848
Accumulated deficit	(321,731)	(321,731)
Total stockholders’ (deficit)/equity	(20,289)	8,151,211

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders.

As of December 31, 2013, the net tangible book value of our shares was $(20,289) or $(0.00034) per share, based upon 58,992,500 shares outstanding.

Upon completion of this offering, if the maximum number of shares offered herein was sold, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total net proceeds of $8,186,500, the net tangible book value of the 100,000,000 shares to be outstanding will be $8,151,211, or approximately $0.081512 per share. Accordingly, the net tangible book value of the shares held by our existing stockholders (58,992,500 shares) will be increased by $0.08186 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (the difference between in the net tangible book value per share and the offering price of $0.20 (per share) of $0.118488 per share.

The following table illustrates the per share dilution to the new investors assuming the maximum number of shares offered are sold:

Public Offering Price Per Share	$0.20
Net Tangible Book Value Prior to the offering	$(0.00034)
Net Tangible Book Value After Offering	$0.081512
Immediate Dilution per Share to New Investors	$0.118488

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The immediate dilution per share to new investors would increase if substantially less than the maximum number of shares offered are sold. The following table illustrates the per share dilution to new investors assuming that a substantial portion of the maximum offering amount were not sold as noted.

Percentage of Maximum Offered Shares Not Sold	Immediate Dilution per Share to New Investors
25% (i.e., 30,755,625 shares sold)	$0.132023
50% (i.e., 20,503,750 shares sold)	$0.149048
75% (i.e., 10,251,875 shares sold)	$0.171116
85% (i.e., 6,151,125 shares sold)	$0.181887
95% (i.e., 2,050,375 shares sold)	$0.194106

DIVIDEND POLICY

We have never declared or paid any dividends on our common stock. We currently expect to retain all available funds and future earnings, if any, for use in the operation and growth of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our Board, subject to compliance with applicable law and any contractual provisions, including under any agreements for indebtedness we may incur, that restrict or limit our ability to pay dividends, and will depend upon, among other factors, our results of operations, financial condition, earnings, capital requirements and other factors that our Board deems relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OF RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and other financial information contained in this prospectus.

Overview

We are a development stage company. Although Credex has not operated pursuant to its business plan, in 2005 Credex purchased a portfolio of defaulted credit card debt to test the feasibility of its business plan. On a trial basis accounts from the portfolio were collected. The remainder of the portfolio was then sold. Our auditors have raised substantial doubt as to our ability to continue as a going concern. We need a minimum of approximately $100,000 during the next 12 months to begin implementation of our business plan.

The Company recently decided to pursue a new business opportunity and entered into a memorandum of understanding (the “MOU”) with Kirida Resources Inc. (“Kirida”), to pursue and implement forestry management programs in emerging market countries. Kirida is a Canadian company that has options to manage forests in Papua New Guinea, Liberia and Cameroon. Kirida has a team of professional forestry management experts to implement harvesting programs as per international environmental standards with reforestation programs and product certifications. The Company is currently reviewing forestry management and harvesting projects with Kirida. Based on its review, the Company intends to decide whether to pursue certain opportunities based on several factors including revenue potential.

The Company was introduced to Kirida through mutual contacts in the summer of 2013. During its discussions with Kirida, the Company learned about attractive global investment opportunities in timber, particularly in Liberia given the availability and accessibility to the forested land for logging and development, the ability to acquire land, the ability to obtain required licenses for logging and forestry activities, the high quality timber species and high demand in Europe and Asia for logs, sawn wood and other processed and specialty products. After learning more, the Company approached Kirida about potentially collaborating to make an investment in timber. Our agreement with Kirida is not exclusive for either party.

Other than the MOU, we currently have no agreements and do not anticipate entering into any such agreements until we complete this offering. We intend to use the net proceeds from this offering to develop our business operations. See “Business” and “Use of Proceeds.” We are a development stage company with no revenues or operating history. Our address is 848 Rainbow Blvd, # 2096 Las Vegas, Nevada 89107. The telephone number is 801-243-5661. While our address is in Nevada, our sole officer and director currently operates our business from Utah without an office and through the use of phone and email.

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Since our inception, we have devoted our activities to the following:

(1) Purchasing a debt portfolio;
(2) Obtaining bids from professional collectors to collect the portfolio;
(3) Developing contacts from whom to purchase portfolios;
(4) Contracting for operational support; and
(5) Securing enough capital to carry out these activities.

Plan of Operations

As discussed above we have not yet operated pursuant to our business plan. We have generated no revenue in 2013 or 2012.

Development stage operating expenditures during the period from inception on September 2, 2005 to December 31, 2013 were $343,628 which consisted primarily of general and administrative expenses related to legal, accounting and other fees related to our formation and public statement filings with cumulative income from inception to December 31, 2013 of $23,417 including finance income of $15,417 and consulting income of $8,000. Our net loss was $12,450 and $7,428 for the years ended December 31, 2013 and 2012, respectively and $321,731 from inception to December 31, 2013.

Comparison of the Years Ended December 31, 2013 and 2012

Lack of Revenues

We have limited operational history. From our inception on September 2, 2005 to December 31, 2013 we did not generate any revenues. We anticipate that we will incur substantial losses for the foreseeable future and our ability to generate any revenues in the next 12 months continues to be uncertain.

Operating Expenses

The Company’s operating expenses for the years ended December 31, 2013 and 2012 were $12,450 and $7,428 respectively. Operating expenses in 2013 consisted of professional fees of $10,250 and stock transfer agent fees of $2,200. Operating expenses in 2012 consisted of professional fees of $7,078 and stock transfer agent fees of $350.

Liquidity and Capital Resources

Our capital resources have been acquired through the sale of shares of our common stock and loans from shareholders and third parties.

At December 31, 2013 and 2012, we had total assets of $0and $2,000 respectively, consisting of prepaid expenses and cash.

At December 31, 2013 and 2012, our total liabilities were $20,289 and $9,839, respectively consisting primarily of accounts payable and shareholder loans.

During the year ended December 31, 2011, three shareholder of the Company loaned a total of $5,300 for additional funding to assist the Company fund operations. These loans were unsecured, due on demand and bore 12% interest. The notes were repaid during the year ended December 31, 2011. Total interest expense related to these loans was $1,236 for the year ended December 31, 2011.

On March 21, 2011, the Company received a loan of $5,000 to help fund operations. The loan was unsecured, due on demand and bore 12% interest. The loan was repaid during the year ended December 31, 2011. Total interest expense related to this loan was $317 for the year ended December 31, 2011.

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During the year ended December 31, 2012, the Company received loan from Service Merchants Corp, a related party totaling $7,700 towards audit fees and professional fees. The loans are unsecured, non-interest bearing and due on demand. As of December 31, 2013, $7,700 was due to Service Merchant Corp.

During the year ended December 31, 2013, the Company received loan from a shareholder of the company through Global Merchant Corp, a related party totaling $11,289 towards various operating expenses. The loans are unsecured, non-interest bearing and due on demand. As of December 31, 2013, $11,289 was due to Global Merchant Corp.

During the year ended December 31, 2013, the Company received loan from a shareholder of the company through Sterling Investment Corp, a related party totaling $1,000 towards professional fees for edgar filing agent. The loans are unsecured, non-interest bearing and due on demand. As of December 31, 2013, $1,000 was due to Sterling Investment Corp.

Cash Requirements

We intend to provide funding for our activities, if any, through a combination of the private placement of the company’s equity securities and the public sales of equity securities.

We have no agreement, commitment or understanding to secure any funding from any source.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements.

Neither Credex nor Kirida has ever been in bankruptcy or receivership.

Office

Credex’s executive office is located at 848 Rainbow Blvd, # 2096 Las Vegas, NV 89107. The telephone number is (801)-243-5661.

Credex is not operating its business plan until such time as capital is raised for operations. To date its operation has involved only selling stock to meet expenses.

BUSINESS

Overview

Credex, a Florida corporation, was formed on September 2, 2005. The Company was formed for the purpose of raising the necessary funds for purchasing, servicing, managing and reselling of non-performing (defaulted) unsecured credit card debt portfolios to be acquired from financial institutions and distressed debt wholesalers. Since its inception, the Company derived no revenues and no income from such business and as result as of December 31, 2012, had an accumulated deficit of $309,281.

The Company recently decided to pursue a new business opportunity and entered into a memorandum of understanding (the “MOU”) with Kirida Resources Inc. (“Kirida”), to pursue and implement forestry management programs in emerging market countries. Kirida is a Canadian company that has options to manage forests in Papua New Guinea, Liberia and Cameroon. Kirida has a team of professional forestry management experts to implement harvesting programs as per international environmental standards with reforestation programs and product certifications. The Company is currently reviewing forestry management and harvesting projects with Kirida. Based on its review, the Company intends to decide whether to pursue certain opportunities based on several factors including revenue potential.

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The Company was introduced to Kirida through mutual contacts in the summer of 2013. During its discussions with Kirida, the Company learned about attractive global investment opportunities in timber, particularly in Liberia given the availability and accessibility to the forested land for logging and development, the ability to acquire land, the ability to obtain required licenses for logging and forestry activities, the high quality timber species and high demand in Europe and Asia for logs, sawn wood and other processed and specialty products. After learning more, the Company approached Kirida about potentially collaborating to make an investment in timber.

Other than the MOU, we currently have no agreements and do not anticipate entering into any such agreements until we complete this offering. We intend to use the net proceeds from this offering to develop our business operations. See “Business” and “Use of Proceeds.” We are a development stage company with no revenues or operating history. Our address is 848 Rainbow Blvd, # 2096 Las Vegas, Nevada 89107. The telephone number is 801-243-5661. While our address is in Nevada, our sole officer and director currently operates our business from Utah without an office and through the use of phone and email.

The Company has attempted to attract private placement investments in the past. Thus far, the Company has not been able to implement its plans or begin operations because it has not been successful in raising the equity capital necessary to implement such plans.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by the affiliates of our company may not be resold in reliance on Rule 144 until: (1) we file Form 10 information with the Securities and Exchange Commission (“SEC”) when we cease to be a “shell company”; (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company.

Memorandum of Understanding

The Company entered into an Amended and Restated Memorandum of Understanding with Kirida (the “MOU”), last amended and restated as of February 17, 2014. The MOU was entered into for the purpose of financing, developing plans and ultimately creating a new jointly owned company to harvest, process, develop, produce and export timber-related products in Papua New Guinea and/or West Africa (“Project”). The location of the Project has not yet been determined. The Company plans to start with one location first and consider other projects after it has established a good working business model.

Under the MOU, the parties will initially seek a permit for a minimum of 100,000 acres with a minimum timber valuation of $25 million. Other than the minimum acreage and permit availability, selection of the Project will be based on an evaluation of the economic potential taking into consideration the startup costs such as land clearing, road construction and other infrastructure development, targeted extraction, estimated production rates, timber species and revenue trends. Both the Company and Kirida must approve the selection of the Project. Kirida has presented a potential project in Liberia (the “Liberian Project”) for the Company. Kirida has an agreement with Global Liberia Limited, a Liberian company. This agreement is to harvest the timber and prepare the land for a palm oil plantation for next 25 to 51 years period on the Liberian Project. The Company is still evaluating the Liberian Project but even if the Company found it to be an attractive investment opportunity, it would not approve the Liberian Project to be governed by the MOU unless and until it is successful in raising capital.

Under the MOU, the initial financing generated by the net proceeds of this offering will be used to complete a Timber Valuation Report and Forestry Management Plan (the “Report”), for certain consulting fees, financing costs, joint venture related costs, investor relation costs and other vendor payments.

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The Report will be produced for the Project by Kirida’s forestry management team in collaboration with B.A. Blackwell & Associates Ltd, a Canadian forestry consultant. Kirida will compile all available Project data, create a Phase 1 report, conduct a site visit to perform timber production & processing review, conduct inventory assessment and finalize a Phase 2 report.

The Company agreed to use its reasonable best efforts to issue shares of its common stock to raise funds for the Project in three phases: $60,000 for the evaluation phase (Phase 1); $500,000 for the acquisition, design and business plan phase (Phase 2); and $5,000,000 for the production phase (Phase 3). Credex and Kirida will form a new legal entity in a jurisdiction to be determined to own the Project (the “Owner”). Credex will receive 90% of the equity of the Owner. Service Merchants Corp (a majority shareholder of Credex) will receive 10% of the equity of the Owner. Kirida will be entitled to receive up to 42% equity of the Owner upon the Owner acquiring an asset with a minimum value of $25 million.

The net profits of the Owner will be allocated on a basis of each of its equity holder’s ownership percentage.

Funds raised through this offering will be deposited in escrow and disbursed for Project costs. Funds held in escrow will be: 1) first be used to cover our offering expenses, 2) any funds placed in escrow can be disbursed at our discretion or the combined discretion of Credex and Kirida regardless of our business performance or the phase of the Project that the Company has reached, and 3) the use of an escrow fund is not intended to and does not provide shareholders with any additional protections since there is no minimum amount that Credex must raise in order to access these funds.

Any funds raised by the issuance of common shares by Credex shall be held in escrow by Credex. Prior to the formation of Owner, all funds shall be the sole property of Credex and released to Credex in its sole discretion. After the time that the Owner is formed, funds shall be released in accordance with the following: (a) if Credex elects to terminate this MOU, funds in escrow will be disbursed on a 58-42% basis between Credex and Kirida; (b) if Kirida elects to terminate this MOU, all funds in escrow will be disbursed to Credex and Kirida will pay Credex $50,000 to compensate Credex for the work undertaken by Credex in furtherance of the Project; and (c) if there is an early termination by either of the Parties and Owner has acquired assets at the time of such termination then all assets acquired by Owner pursuant to the MOU will be split on a 58-42% basis between Credex and Kirida, respectively.

Kirida Resources Inc.

Kirida is a Canadian company that has options to manage forests in Papua New Guinea, Liberia and Cameroon. Kirida has a team of professional forestry management experts to implement harvesting programs as per international environmental standards with reforestation programs and product certifications. Kirida has executed an agreement with local Cameroon permit holders to acquire and commence a sustainable and certified forestry management plan for 200,000 hectacres of forest.

The goal of Kirida’s forestry management program is to develop economically and environmentally sustainable reforestation programs.

Kirida Resources is a privately-owned company with no assets or revenues. It’s primary focus is to provide management services in the resource sector. It is owned equally by Kirida’s two partners, Marke McNichol, President and Murali Janardhan, VP of Corporate Development. Kirida is managed and run by its three employees, Mr. McNichol Mr. Janardhan and John Metcalfe, VP of Finance.

The Papua New Guinea Timber Market

We do not currently have any business in Papua New Guinea and this information is only being provided to understand a market that we wish to enter.

The Independent State of Papua New Guinea (“PNG”), is a country in Oceania that occupies the eastern half of the island of New Guinea (the western portion of the island is a part of the Indonesian provinces of Papua and West Papua) and numerous offshore islands. It is located in the southwestern Pacific Ocean. The following information was collected from the Papua New Guinea Forest Authority (PNGFA) website http://www.forestry.gov.pg/site/index.php.

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PNG’s real Gross Domestic Product (GDP) was about K8,084.4 million in 2005. The contribution to this real GDP from the agriculture, forestry and fishing sector was estimated at K3,114.6 million or 38.5%. Using the relative values of exports generated by the forestry sector in 2005, this suggests that forestry’s contribution to real GDP in 2005 was as high as K742.2 million or 9.2 percent of total real GDP.

The forest industry has mainly been log export oriented. About two million cubic metres of tropical logs are exported annually making PNG the world’s second largest exporter of tropical logs after Malaysia. In 2005, the export of forest products represented 4.7 percent or K476.3 million of the value of all exports from PNG (K10,147.5 million) making forest products the largest non-mineral export from PNG in terms of value.

The forestry sector employs directly about 7,000 people with half working in logging operations and the other half employed in other activities such as veneer processing, timber processing, carpentry, supporting workshop/engineering services.

Downstream processing of forest products in PNG has for the last several years, been the fastest growing manufacturing sector of the economy. Log exports have declined by over 33 percent since the Asian currency crisis of 1997, and declined again in 2004 compared to 2003; this at a time when other exporting countries are increasing production and exports. On the other hand, exports of downstream processing products have increased by over 200 percent since 1997 (in US dollar value) and by almost 10 percent in 2004 compared to 2003.

The majority of the timber is exported. PNG logs are exported to 11 countries, all in the Asian region. More than 80 percent of log exports go to just China/Hong Kong, Korea and Japan. China is the principal market for round logs from PNG; it imported over one million cubic meters of logs from PNG in 2002 rising to 1.7 million cubic meters in 2005 accounting for 74.6 percent of PNG’s log exports. The major markets for processed and semi-finished products are Australia, New Zealand and various South Pacific countries. Veneer is predominantly exported to China and South Korea.

There are 29 forest concessions currently in production, covering a total area of 3.5 million hectares. Privately owned companies control all commercial timber production from natural forest areas. Companies that are directly or indirectly owned or controlled by Malaysian multinational companies dominate commercial timber production. Five companies control over 80 percent of the market.

The forestry sector has a high cost structure associated with both the technical nature of operations and administration of industry associated with the administration regime under the current legislation.

The cost structure associated with the technical aspects of forest relate to the vast land areas that are required to be covered with diverse terrain, weather pattern, ecological systems, type and quality of timber resources, and the highly depreciable nature of plants and equipment used to harvest the forest resources. The technical issues provide significant business cost changes to the industry.

Coupled with the above technical challenges the administration of the industry requires constant consultation with the various levels of governments, non-government organizations and most importantly the customary landowners. The lengthy consultation coupled with diverse and often opposing views of how the forest resources should be developed and managed by the stakeholders further compound costs of doing business in the industry.

Log scaling is an important aspect of logging and all log scalers operating in the PNG forest industry must be licensed. The procedure for obtaining a licence is detailed below.

An application is lodged to the Managing Director, in PNG Forest Authority regulation form 206 Application for Log Scalers License. With the application a log scaler’s certificate must be attached, two passport size photographs, a performance bond fee of K500 made to the National Forest Service in a bank check and a two-year license fee or registration fee of K200 also made out in a bank check to the National Forest Service.

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Upon receipt of the application, it is registered and a license number is allocated. For the current log scalers a renewal fee of K200 is acceptable, if the employee has not left the company and has continually worked with the company. If the scaler has decided to leave the company, he automatically terminates his log scaler license and cannot use the same license in another company as the BOND IS NON-TRANSFERRABLE. He must apply for a new log scalers license with that company and must be approved by the Managing Director of the National Forest Service before he can scale logs. For new log scalers applications will make a payment of K700 (Bond K500 and K200 registration fee).

The Managing Director signs the application if the applicant meets all the requirements in obtaining a log scaler’s licence. An identification card is issued and forwarded together with the signed copy of the approval letter by the Managing Director to the applicant with a copy to the company manager, and the Papua New Guinea Forest Service Project Supervisor on site. This license is valid for two years only and must be renewed. Notification of approval is by regulation form 205, Log Scalers Licence.

A log scalers license can be terminated if the log scaler does not comply with the log scaling practices as prescribed in the Directions for the Identification, Scaling and reporting on logs harvested from Natural Forest Logging Operations-April 1996 or is negligent in the performance of his duties. As a consequence the bond may be forfeited to PNGFA and the log scalers license terminated. However, before the scalers license can be terminated or cancelled, a notice in regulation form 207, Notice of Intention to cancel Log Scalers License is forwarded to the Scaler and he must respond within 14 days in writing to the Chief Scaler as to why his license should be terminated or cancelled. If the grounds for the cancellation of the Log Scalers License warrants cancellation then the license is immediately cancelled.

Project Supervisors are required to carry out monthly log scaling checks on every log scaler in the projects they monitor to see that all log scalers comply with the directions imposed by the PNGFA.

Cameroon Timber Market

We do not currently have any business in Cameroon and this information is only being provided to understand a market that we wish to enter.

The following information about the Cameroon timber market has been collected from a case study on Cameron by the International Tropical Timber Organization in 2009.

Cameroon has an estimated a total land area of 475,442 square kilometers. Cameroon's economy is based on agriculture and livestock (44% of GDP), industry (16%) and services (40%) (CIA, 2008). The contribution forestry (accounted within agriculture and livestock) to the GDP is estimated at 6.5%.

The total area covered by dense productive forests is estimated at 16,467,570 hectacres. The tropical humid forests are mainly exploited for timber, firewood and non-timber forest products, while forests in the north are mainly used for firewood and non-wood products.

In general the forest resources are the property of the State; however, forest exploitation is conducted in the field by private individuals and industrial enterprises that received timber harvesting titles from the government. There are 9 types of legal timber harvesting titles in Cameroon that can be grouped as follows:

The exploitation permits, which include three types of titles: the timber exploitation permit, the special products exploitation permit and the firewood exploitation permit. The exploitation permits are granted for one year and are non-renewable, they allow exploitation or collection of well-defined quantities of forest products in a given area. These products may be special products, or volumes of raw timber not in excess of 500 square meters, or firewood and poles extracted for profit.

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The authorizations which consist of two types of titles: the personal cutting authorization and the wood recovery authorization (rescue cutting and wood collection). A personal cutting authorization is issued for the benefit of an individual for non-profit personal use to collect quantities of wood that cannot exceed 30 cubed meters gross. Timber recovery authorizations may be issued as part of a development project likely to cause disruption or destruction in a forest. These permits are only issued after a prior environmental impact assessment has been conducted by the applicant in compliance with norms set by the environmental authority.

The community forests are granted for a maximum area of 5 000 hectacres. Logging takes place on behalf of the community, governed, by sales of standing volumes, personal logging authorization, or by permit, in accordance with a simple management plan approved by the forest authority. Industrial exploitation using heavy machineries for skidding and log transportation is forbidden in community forests. Only artisanal and semi-industrial techniques for which felled trees are sawn on the felling spot are allowed.

The sales of standing volume are granted within the non-permanent forest estate and consist of licenses to log in an area not exceeding 2 500 hectacres or a specified volume of standing timber for sale.

Municipal forests (or council forests) have a management plan approved by the forestry administration. The management plan is established at the behest of the heads of municipalities, and any activity must comply with it. Forest products of any kind from operations in council forests belong exclusively to the municipality.

Forest concessions are assigned after notice from an inter-ministerial committee, and following a public call for tender. Concessions from one company may not exceed a total area of 200,000 hectactres. After awards, the company signed a tentative agreement for a temporary contract of 3 years during which a plan for sustainable management must be prepared by the company and approved by the forestry administration. Concessions are granted for a period of 15 years and they are renewable.

While community forests and municipal forests are exclusively granted to local communities or local municipal council grouping persons of Cameroonian nationalities, industrial logging concessions are granted both to Cameroonian an foreign entities.

In total there are 105 companies involved in industrial timber harvesting and/or log processing in

Cameroon, of these 90 companies have been granted logging rights the 15 others are only involved in timber processing and/or export. Many of these enterprises belong to a few business holdings of European or Asian interests. A typical example is the Wickwood group (China) which owns seven logging enterprises. Most of the industrial enterprises tend to be integrated to include not only timber harvesting but also log processing. The integration sometimes takes place at the level of a group, in that case many individual logging enterprises belonging to the same business group would supply logs to one or two timber processing mills.

Liberia Timber Market

We do not currently have any business in Liberia and this information is only being provided to understand a market that we wish to enter.

The following information about the Liberian timber market has been collected from http://www.indexmundi.com/liberia/economy_profile.html and a case study on Liberia by the International Tropical Timber Organization in 2005.

Liberia is a low income country heavily reliant on foreign assistance for revenue. Civil war and government mismanagement destroyed much of Liberia's economy, especially the infrastructure in and around the capital, Monrovia. Many businesses fled the country, taking capital and expertise with them, but with the conclusion of fighting and the installation of a democratically-elected government in 2006, several have returned. Liberia has the distinction of having the highest ratio of direct foreign investment to GDP in the world. Richly endowed with water, mineral resources, forests, and a climate favorable to agriculture, Liberia had been a producer and exporter of basic products, primarily raw timber and rubber and is reviving those sectors. Local manufacturing, mainly foreign owned, had been small in scope.

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Its government has taken steps to reduce corruption, build support from international donors, and encourage private investment. Embargos on timber and diamond exports have been lifted, opening new sources of revenue for the government and Liberia shipped its first major timber exports to Europe in 2010. The country reached its Heavily Indebted Poor Countries initiative completion point in 2010 and nearly $5 billion of international debt was permanently eliminated. This new status will enable Liberia to establish a sovereign credit rating and issue bonds. Liberia's Paris Club creditors agreed to cancel Liberia's debt as well. The IMF has completed the sixth review of Liberia's extended credit facility, bringing total disbursements to over $379 million. The African Development

Bank approved a grant of $48 million in 2011 to support economic governance and competitiveness. Rebuilding infrastructure and raising incomes will depend on generous financial and technical assistance from donor countries and foreign investment in key sectors, such as infrastructure and power generation. The country has achieved high growth during 2010-12 due to favorable world prices for its commodities.

Liberia is blessed with a rich forest resource, a substantial part of which, however, has been lost or degraded in recent years during civil war. Once the country emerges from its political problems, a newly reconstituted and restructured forest sector, built on the pillars of accountability and transparency, could play a major role in economic growth and sustainable development. But its success will depend very much on strong political will and international support.

Liberia's public forest estate (“PFE”) covers an estimated 1.41 million hectares, comprising 1.31 million hectares of natural-forest production PFE and 101,000 hectares of protection PFE. More forest could be committed to the PFE from the presently uncommitted area of about 2 million hectares. None of the PFE is currently thought to be under Sustainable forest management (“SFM”). The existing protection PFE comprises less than 3% of the country's forests.

Ever since the United Nations Conference on Environment and Development (UNCED), which took place in Rio de Janeiro in 1992, countries have been trying to come to an international agreement on how to protect and sustainably manage the world’s forests. Finally, in 2007, the 192 member states of the United Nations Forum on Forests (UNFF) – including Liberia - adopted the Non-legally Binding Instrument on All Types of Forests (NLBI), which is also commonly known as the “Forest Instrument”. This significant international consensus was reached to boost the implementation of sustainable forest management and thus to maintain and enhance the economic, social and environmental values of all types of forests, for the benefit of present and future generations.

Through this agreement, the countries committed themselves (on a voluntary basis) to carry out a wide range of policies and measures promoting stakeholder participation in forest management and decision making, benefits for local communities, valuation of all goods and services from forests, good governance of the forest sector, forest financing, strengthening of forestry education and many other areas that are important to ensure the protection and sustainable management of forest resources and to combat deforestation and forest degradation. Liberia has agreed to become one of the first countries to implement the Forest Instrument. Much of the timber-processing capacity and other infrastructure was destroyed during the civil war and is yet to be rebuilt.

Dependence On One Or A Few Major Customers

We do not currently have any customers. However, we feel that, because of the potential wide base of customers, there will be no problem with dependence on one or few major customers if we are able to implement our business plan.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements Or Labor Contracts

The Company presently has no patents. Although the Company may in the future file for patent protection on products developed or to be developed by it, there can be no assurance that any patents will be issued or, if issued, that such patents will provide the Company with meaningful protection. Further, the technology used by the Company in the future is likely to be within the state-of-the-art and may not be more advanced than the technology used by or available to certain of its potential competitors. The Company may be unable to prevent its competitors and others from incorporating features of the Company’s products and services into their own offerings. Any litigation or adverse proceeding resulting from patent or trademark infringement could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

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Need For Any Government Approval Of Principal Products Or Services

The Company will be subject to numerous laws in the jurisdictions in which it operates. As to the regulations applicable for Liberian Project, Kirida has secured the following requirements:

a) Certificate of Liberian Business Registration

b) Ministry of Commerce and Industry License for the purpose of Logging Activities

c) Forestry Development Authority - Certificate of Pre-Qualification

No applications have been submitted by Credex or Kirida, or are pending.

Bankruptcy Or Similar Proceedings

There has been no bankruptcy, receivership or similar proceeding involving the Company or Kirida.

Reorganization, Purchase Or Sale Of Assets

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets involving the Company.

Effect Of Existing Or Probable Governmental Regulations On The Business

The Company will be subject to numerous national, international, regional, state and local laws. The Company does not know when or whether additional legislation may pass or whether any such legislation would relate to the types of services currently planned to be provided by the Company or which the Company intends to develop. Accordingly, the Company cannot predict the effect, if any, that any such future regulation may have on its business.

Research And Development Activities During The Last Two Years

We have not expended funds for research and development costs since inception.

Costs And Effects Of Compliance With Environmental Laws

We anticipate material costs and expenses related to compliance with environmental laws. Initial compliance costs associated with environmental laws will be minimal and are estimated at $10,000 during early stages. In early stages there are typically no requirements for environmental impact or sustainable forestry practices studies.

Number Of Total Employees And Number Of Full Time Employees

We currently have one employee, our executive officer, Russell Heaton. He devotes 5 hours per week, to our business and currently is responsible for our general strategy, fund raising and customer relations. Once the offering is complete we will hire additional staff if we generate enough revenue to support the expense. The number of additional staff will depend upon our growth.

Description Of Property

We do not currently own any property. The mailing address of the Company is 848 Rainbow Blvd, #2096, Las Vegas, NV 89107. While our address is in Nevada, our sole officer and director currently operates our business from Utah without an office and through the use of phone and email.

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Legal Proceedings

Neither Credex nor Kirida are involved in any pending legal proceeding, and we are not aware of any pending or threatened litigation against us or Kirida.

Market For Common Equity

No public market currently exists for shares of our common stock. Our common stock is eligible for quotation on the Over-the-Counter Bulletin Board under the symbol “CRDX”. There have been no quotes of our common stock during the two most recent fiscal years and subsequent interim periods for which financial statements are included herein. Accordingly, there is no current quote price for the stock. The Company has no equity compensation plans and there are no shares of common stock issuable upon the exercise of outstanding options or warrants to purchase, or securities convertible into, common stock of the Company. Other than the registered offering for shareholders pursuant to Registration No. 333-170829, there is no common equity being, or publicly proposed to be, publicly offered by the Company, the offering of which could have a material effect on the market price of the Company’s common equity. The Company has approximately 15 shareholders.

Penny Stock Rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the FINRA system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act of 1934. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

- contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

- contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Exchange Act;

- contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

- contains a toll-free telephone number for inquiries on disciplinary actions;

- defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

- contains such other information and is in such form (including language, type, size and format) as the SEC shall require by rule or regulation.

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The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

- the bid and offer quotations for the penny stock;

- the compensation of the broker-dealer and its salesperson in the transaction;

- the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

- monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Regulation M

Our CEO, who will offer and sell the shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes an officer and director, sales agent, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

MANAGEMENT

The name, age and title of our executive officer and director is as follows:

Officer and/or Director	Age	Title
Russell Heaton	65	President, Chief Executive Officer, Secretary, Treasurer and Director

The person named above has served in his positions from August 7, 2013 until present.

Term Of Office

A Director is appointed to hold office until the next annual meeting of our stockholders or until a successor is elected and qualified, or until resignation or removal in accordance with the provisions of the Company by-laws or Florida corporate law. An Officer is appointed by our Board of Directors and holds office until removed by the Board. The Board of Directors has no nominating, auditing or compensation committees.

Significant Employees

We currently have one employee, our executive officer, Russell Heaton. He devotes 5 hours per week to our business and currently is responsible for our general strategy, fund raising and customer relations. Once revenues will support the expense we will hire additional staff.

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No officer or director of the Company has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities. No officer or director of the Company has been convicted in any criminal proceeding (excluding traffic violations) nor are they the subject of any currently pending criminal proceeding.

Executive Biography

The following is a summary of the experience (during the past five years) and background of our sole executive officer and director.

Russell Heaton. Mr. Heaton earned his BS degree in Political Science and Latin American Studies from Brigham Young University and later pursued graduate studies in advanced management techniques from Notre Dame. Mr. Heaton’s career has included owning his own marketing, consulting, and advertising firm, as well as being involved in the radio and television industry, and as a Station Manager and Vice President-General Manager of a major production facility.

Mr. Heaton is currently involved in consulting with in number of business that include but are not limited to Exportation of Iron Ore, Manganese, Copper, Soy Beans, Coffee etc. He maintains an active office in Sao Paulo Brazil with his partners there and has worked principally with Betel Imports Exports USA. He has also through this association worked with Broadcast International and their Codesys Compression systems for Broadcast Technology and had acquired for a time exclusive marketing rights to market this technology to South America. He also consults and works through a working partnership with Mark Steel Corporation, Northern Pacific Gold Corp and Process innovators, to market and license the LPFCC “Low Profile Fluid Catalytic Cracking” process used in oil refining. He has helped companies secure marketing rights for this technology in Asia, North America, Central America, and South America. Mr. Heaton consults with Jet Recycling in promoting and launching their process in North and South America. Much of this activity is done through his activity with Wellborn Energy in 7/25/2005 as President of C & E Enterprises in 6/9/2010 where he devotes the majority of his time and activities.

Mr. Heaton’s involvement in Credex was to give some professional business experience and guidance on an inexpensive part time basis to assist the company during the acquiring of a viable MOU and meaningful business purpose so that the company could raise funds and move forward. Mr. Heaton served on the Board of Directors and is a Past President of Big Brothers and Sisters or Utah County, Served for more than 25 years as a Director and is past president of the Utah Chapters of the March of Dimes. Mr. Heaton currently serves as an advisor to the IEYC International Environmental Youth Conference which promotes environmental education to youth around the globe and promotes the important process of recycling our waste to promote a cleaner environment for the world.

Audit Committee

We do not currently have an audit committee or a committee performing similar functions. Our Board of Directors as a whole participates in the review of financial statements and disclosure.

Code Of Ethics

We have not adopted a code of ethics that applies to our officer, director and employee. When we do adopt a code of ethics, we will disclose it in a Current Report on Form 8-K.

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Management Compensation

Currently our officer and director receives no compensation for his services during the development stage of our business operations. He is reimbursed for any out-of-pocket expenses he may incur on our behalf. No officer or director that preceded Mr. Heaton in the past three years, including Mr. Arunkumar Rajapandy, our former CEO, received any compensation for their services.

In order to entice Mr. Heaton to become our new officer and director he was granted two hundred and fifty thousand (250,000) shares of common stock which was granted to him in two disbursements; twenty five thousand (25,000) shares of common stock on 9/2/2013 and two hundred and twenty five thousand (225,000) shares of common stock on 9/26/2013 as recorded by Globex Transfer, LLC and reflected in our Shareholders With Certificate Detail attached as an exhibit to this filing.

In the future, once revenue is being generated, we may approve payment of salaries for our officer and director, but currently, no such plans have been approved.  No officer or director salaries will be paid from the proceeds of this offering. We do not have any employment agreements in place with our officer and director. We also do not currently have any benefits, such as health or life insurance, available to our employee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 9, 2010, the issuer entered into an agreement for services with Cypress Bend Executive Services, LLC (“Cypress"), whereby Cypress acted as a consultant to the Company, preparing and filing documents with the SEC to take the Company public and securing a transfer agent and market maker broker-dealer for the Company's stock. In exchange for these services, the issuer agreed to pay Cypress cash fees of $200,000. In lieu of cash payment, the issuer provided Cypress with 2,958,625 shares of its stock, which Cypress agreed to return upon receipt of the cash payment of $200,000. On November 9, 2011, Cypress agreed to cancel its right to the cash payment and retained the shares in full payment for its services. From that time forward, Cypress had no relationship with the Company other than that of a shareholder until it sold its shares to Service Merchants Corp. Cypress does not have any current contracts with Credex.

During the year ended December 31, 2011, three shareholder of the Company loaned a total of $5,300 to help fund operations. These loans were unsecured, due on demand and bore 12% interest. The notes were repaid during the year ended December 31, 2011. Total interest expense related to these loans was $1,236 for the year ended December 31, 2011.

During the year ended December 31, 2012, the Company received loan from Service Merchants Corp, a related party totaling $7,700 towards audit fees and professional fees. The loans are unsecured, non-interest bearing and due on demand. As of December 31, 2013, $7,700 was due to Service Merchant Corp.

During the year ended December 31, 2013, the Company received loan from a shareholder of the company through Global Merchant Corp, a related party totaling $11,289 towards various operating expenses. The loans are unsecured, non-interest bearing and due on demand. As of December 31, 2013, $11,289 was due to Global Merchant Corp.

During the year ended December 31, 2013, the Company received loan from a shareholder of the company through Sterling Investment Corp, a related party totaling $1,000 towards professional fees for edgar filing agent. The loans are unsecured, non-interest bearing and due on demand. As of December 31, 2013, $1,000 was due to Sterling Investment Corp.

If the Company is successful securing the Project pursuant to the MOU, Earth Wind and Power (“EWP”), run by Rick Plotnikoff, the president and sole shareholder of EWP, EWP has orally agreed to provide sales and marketing consulting services to the Company under terms yet to be determined. EWP is a 8.5% shareholder of Credex. Rick Plotnikoff has over 15 years in marketing various products. Mr. Plotnikoff previously worked in lumber mills in British Columbia and still has friends and relatives in the lumber business. EWP has developed a database with buyers of wood products. EWP is a member of Timberweb.com and globalwood.org. EWP is not affiliated with Kirida.

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Shell company status

During the past five fiscal years, Cypress and Service Merchants Corp. are the only two persons who acquired control of the Company. The sole shareholder of Cypress is Steven G. Salmond. The shareholders of Service Merchants Corp. are Robert Guerra and Rodney Brewer. Except as described above and in Note H to the Company’s financial statements, neither party has, directly or indirectly, received money, property, contracts, options or rights of any kind, assets, services or other consideration from the Company.

PRINCIPAL STOCKHOLDERS

5% and greater shareholders’ beneficial ownership

Title of Class	Name and Address of	Amount of shares held	Percent
	Beneficial Owner	by Beneficial Owner
Common stock	Service Merchants Corp	53,492,500	90.7%
	P.O. Box 258
	Nossa Heads
	Queensland, Australia, 4567

Common stock	Earth Wind & Power Corp	5,000,000	8.5%
	9175 Mainwaqring Road
	North Sannich
	British Columbia, V8L1J9

The following table contains information as of the date of this filing as to the beneficial ownership of shares of common stock of the Company, as well as all persons as a group who were then officers and directors of the Company.

Management beneficial ownership

Title of Class	Name and Address(1)	Shares	Percent

Common stock	Russell Heaton CEO	250,000	*
Common stock	Arunkumar Rajapandy (former CEO)	0	*
Common stock	Officers and Directors as a group (1 person)	250,000	*

(1) The address of each person is Credex Corporation, 848 Rainbow Blvd, #2096, Las Vegas, Nevada 89107

*Represents less than 1% of outstanding shares.

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DESCRIPTION OF SECURITIES

Common Stock

The rights of each shareholder are governed by the terms of our Articles of Incorporation and Bylaws in Exhibit 3.1 and 3.2, respectively. Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, $0.0001 par value per share. The holders of our common stock:

* have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

* are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

* do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

* are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

SHARES ELIGIBLE FOR FUTURE SALE

A total of 58,992,500 shares have been issued to the existing stockholders, 29,406,250 of which were registered for resale on a registration statement on Form S-1 No. 333-170829, declared effective on April 13, 2011, and the balance of which are restricted securities (including the 250,000 shares held by Mr. Heaton), as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act..

Rule 144(i)(1) states that the Rule 144 safe harbor is not available for the resale of securities “initially issued” by a shell company (other than a business combination related shell company) or an issuer that has “at any time previously” been a shell company (other than a business combination related shell company). Consequently, the Rule 144 safe harbor is not available for the resale of such securities unless and until all of the conditions in Rule 144(i)(2) are satisfied at the time of the proposed sale.

If all shares offered hereby are sold, there will be zero authorized but unissued shares of the Company. Any sale of shares held by the existing stockholders and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

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PLAN OF DISTRIBUTION

Offering Will Be Sold By Our Officer and Director

This is a self-underwritten offering. We may sell the securities covered by this prospectus from time to time. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold. This prospectus permits our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. There are no current contracts or agreements in place with a broker-dealer to sell the shares. Our officer and director, Russell Heaton, will sell the shares and intends to offer them to friends, relatives, acquaintances and business associates. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our officer and director will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in an offering of the issuer’s securities and not be deemed to be a broker-dealer.

a. Our officer/director was not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

b. Our officer/director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transaction in securities; and

c. Our officer/director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

d. Our officer/director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a) (4)(iii).

Russell Heaton will be offering the securities, may be deemed to be an underwriter of this offering within the meaning of that term as defined in Section 2(11) of the Securities Act of 1933, as amended. He intends to find purchasers by discussing this offering with past and present friends and business associates, as well as the friends and business associates of friends and business associates. A copy of this prospectus will be provided to any prospective investor.

Our officer/director and affiliates of same do not intend to purchase any shares in this offering.

Terms Of The Offering

The shares will be sold at the fixed price of $0.20 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

Deposit Of Offering Proceeds

We intend to hold all funds collected from subscriptions in a separate escrow account until the funds are transferred to our business account and/or to our joint venture partner, Kirida, for use in implementation of our business plan. Funds held in escrow will be: 1) first be used to cover our offering expenses, 2) any funds placed in escrow can be disbursed at our discretion or the combined discretion of Credex and Kirida regardless of our business performance or the phase of the Project that the Company has reached, and 3) the use of an escrow fund is not intended to and does not provide shareholders with any additional protections since there is no minimum amount that Credex must raise in order to access these funds.

Procedures And Requirements For Subscription

If you decide to subscribe to any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or bank money order made payable to Credex Corporation. Subscriptions, once received by the Company, are irrevocable.

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EXPERTS

Silberstein Ungar, PLLC, an independent certified public accounting firm, has audited our financial statements included in this prospectus to the extent and for the periods set forth in the audit report. Silberstein Ungar, PLLC has presented their report with respect to our audited financial statements and it is included in reliance upon their authority as experts in accounting and auditing.

The experts noted herein have not and will not receive a direct or indirect interest in the Company as a result of this offering.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q and 8-K, proxy statements, under Sec.14 of the Exchange Act, and other information with the SEC. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the SEC’s Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at www.sec.gov.

We have filed the following documents with the SEC pursuant to the Exchange Act:

(a) Our annual report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 28, 2013 (the “2013 Form 10-K”);

We make available copies of the documents referenced above, without charge, upon written or oral request. Such requests should be directed to:

Credex Corporation

848 Rainbow Blvd, #2096

Las Vegas, Nevada 89107

Attn: Secretary

 DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the Company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Our By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Florida Business Corporation Act.

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CREDEX CORPORATION

(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

DECEMBER 31, 2013

F-1

Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.sucpas.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Credex Corporation
Las Vegas, Nevada

We have audited the accompanying balance sheets of Credex Corporation (the “Company”) as of December 31, 2013 and 2012, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended and for the period from September 2, 2005 (Date of Inception) through December 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Credex Corporation as of December 31, 2013 and 2012 and the results of its operations and its cash flows for the years then ended and for the period from September 2, 2005 (Date of Inception) through December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the consolidated financial statements, the Company has a working capital deficit, has received no revenue from sales of products or services, and has incurred losses from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are described in Note B. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC

Bingham Farms, Michigan

February 20, 2014

F-2

Credex Corporation
(A Development Stage Company)
BALANCE SHEETS
As of December 31, 2013 and 2012

	2013	2012
ASSETS
CURRENT ASSETS:
Cash	$—	$—
Prepaid expenses	—	2,000
Total Assets	$—	$2,000

LIABILITIES AND STOCKHOLDERS' DEFICIT
LIABILITIES:
CURRENT LIABILITIES:
Accounts payable	$300	$2,139
Related party payable - stockholders loan	19,989	7,700
Total Liabilities	20,289	9,839

STOCKHOLDERS' DEFICIT:
Common stock, $0.001 par value;
100,000,000 authorized shares, 58,992,500
shares issued and outstanding at
December 31, 2013 and December 31, 2012, respectively	58,993	5,899
Additional paid-in capital	242,449	295,543
Accumulated deficit during the development stage	(321,731)	(309,281)
Total Stockholders' Deficit	(20,289)	(7,839)

Total Liabilities and Stockholders' Deficit	$—	$2,000

The accompanying notes are an integral part of these financial statements.

F-3

Credex Corporation
(A Development Stage Company)
STATEMENTS OF OPERATIONS
For the years ended December 31, 2013 and 2012
For Period from Inception (September 2, 2005) to December 31, 2013

	For the Year Ended December 31, 2013	For the Year Ended December 31, 2012	For the Period from Inception (September 2, 2005) to December 31, 2013

REVENUE:
Finance income	$—	$—	$15,417
Consulting income	—	—	8,000
TOTAL REVENUE	—	—	23,417
OPERATING EXPENSES:
Travel	—	—	6,882
Office expenses	—	—	10,027
Telephone	—	—	2,963
Professional fees	10,250	7,078	285,510
Advertising	—	—	350
Portfolio purchase	—	—	21,000
Seminar	—	—	1,585
Stock transfer agent fees	2,200	350	8,800
Rent	—	—	6,511
TOTAL OPERATING EXPENSES	12,450	7,428	343,628

LOSS FROM OPERATIONS	(12,450)	(7,428)	(320,211)
OTHER INCOME (EXPENSE):
Interest income	—	—	33
Interest expense	—	—	(1,553)
TOTAL OTHER INCOME (EXPENSE)	—	—	(1,520)

LOSS BEFORE PROVISION FOR INCOME TAXES	(12,450)	(7,428)	(321,731)
PROVISION FOR INCOME TAXES	—	—	—
NET LOSS	$(12,450)	$(7,428)	$(321,731)

Net Loss Per Share: Basic and Diluted	$(0.00)	$(0.00)

Weighted average number of shares outstanding	58,992,500	58,992,500

The accompanying notes are an integral part of these financial statements.

F-4

	Credex Corporation
	(A Development Stage Company)
	STATEMENTS OF STOCKHOLDERS’ DEFICIT
	For Period from Inception (September 2, 2005) to December 31, 2013

	Common Stock		Additional		Development	Total
			Paid-in	Unearned	Stage	Stockholders’
	Shares	Amount	Capital	Capital	Deficit	Deficit

September 2, 2005, Date of Incorporation	—	$—	$—	$—	$—	$—
Shares purchased for cash	100,000	10	990	—	—	1,000

Net loss for period ended December 31, 2005	—	—	—	—	(8,397)	(8,397)
Balances - December 31, 2005	100,000	10	990	—	(8,397)	(7,397)

Net loss for year ended December 31, 2006	—	—	—	—	(8,056)	(8,056)
Balances - December 31, 2006	100,000	10	990	—	(16,453)	(15,453)

Stock holders loan used to purchase shares	24,900,000	2,490	15,441	—	—	17,931

Net loss for year ended December 31, 2007	—	—	—	—	(2,087)	(2,087)

Balances - December 31, 2007	25,000,000	2,500	16,431	—	(18,540)	391

Shares issued for cash	3,500,000	350	6,650	—	—	7,000

Net loss for year ended December 31, 2008	—	—	—	—	(7,001)	(7,001)

Balances - December 31, 2008	28,500,000	2,850	23,081	—	(25,541)	390

Shares issued for cash	7,155,000	715	13,595	—	—	14,310

Net loss for year ended December 31, 2009	—	—	—	—	(15,015)	(15,015)

Balances - December 31, 2009	35,655,000	3,565	36,676	—	(40,556)	(315)

Shares issued for cash	2,675,000	268	5,082	—	—	5,350
Shares issued for cash	5,662,500	566	22,084	—	—	22,650
Shares issued for future services	15,000,000	1,500	198,500	(200,000)	—	—
Unearned capital amortized	—	—	—	100,000	—	100,000

Net loss for year ended December 31, 2010	—	—	—	—	(129,577)	(129,577)

Balances - December 31, 2010	58,992,500	5,899	262,342	(100,000)	(170,133)	(1,892)

Unearned capital amortized	—	—	—	100,000	—	100,000
Forgiveness of shareholder debt	—	—	33,201	—	—	33,201

Net loss for year ended December 31, 2011	—	—	—	—	(131,720)	(131,720)

Balances - December 31, 2011	58,992,500	5,899	295,543	—	(301,853)	(411)

Net loss for year ended December 31, 2012	—	—	—	—	(7,428)	(7,428)

Balances - December 31, 2012	58,992,500	5,899	295,543	—	(309,281)	(7,839)

Par value adjustment for forward stock split	—	53,094	(53,094)	—	—	—

Net loss for year ended December 31, 2013	—	—	—	—	(12,450)	(12,450)

Balances - December 31, 2013	58,992,500	$58,993	$242,449	$—	$(321,731)	$(20,289)

The accompanying notes are an integral part of these financial statements.

F-5

Credex Corporation
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
For the years ended December 31, 2013 and 2012
For Period from Inception (September 2, 2005) to December 31, 2013

	For the Years Ended December 31,		For the Period from Inception (September 2, 2005) to December 31,
	2013	2012	2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(12,450)	$(7,428)	$(321,731)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of stock issued for services	—	—	200,000
CHANGES TO ASSETS AND LIABILITIES
(Increase) decrease in prepaid expenses	2,000	(2,000)	—
Increase (decrease) in accounts payable	(1,839)	1,689	300

NET CASH USED BY OPERATING ACTIVITIES	(12,289)	(7,739)	(121,431)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from stockholder loan - related party	12,289	7,700	58,490
Repayments of stockholder loan	—	—	(5,300)
Proceeds fron notes payable	—	—	5,000
Repayments of notes payable	—	—	(5,000)
Proceeds from sale of common stock	—	—	68,241

NET CASH PROVIDED BY FINANCING ACTIVITIES	12,289	7,700	121,431

NET INCREASE (DECREASE) IN CASH	—	(39)	—

Cash and Cash Equivalents - Beginning	—	39	—

Cash and Cash Equivalents - Ending	$—	$—	$—

Supplemental Cash Flow Information
Cash paid for interest	$—	$—	$—
Cash paid for income taxes	$—	$—	$—

Supplemental Non-Cash Investing and Financing Information
Forgiveness of shareholder debt recorded as contributed capital	$—	$—	$33,201

The accompanying notes are an integral part of these financial statements.

F-6

CREDEX CORPORATION

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Purpose

Credex Corporation, (the "Company") was incorporated in the State of Florida on September 2, 2005. The Company is presently engaged in market research regarding the cost and availability of non-performing credit card portfolios including current market prices for the sales of portfolios deemed non-collectable at the time of sale. The Company is exploring avenues for raising capital in order to put its business plan into effect. The Company has a December 31 year-end. The Company’s principal office is in Orange City, Florida.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with the instructions to Form 10-K and Article 10 of Regulation S-X, and, therefore, do include all information and footnotes necessary for a complete presentation of financial position, results of operations, cash flows, and stockholders’ equity in conformity with accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial position have been included and all such adjustments are of a normal recurring nature.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a December 31 fiscal year end.

Development Stage

The Company is currently a development stage entity as defined under accounting standards, as it continues development activities related to non-performing credit card portfolios. As required for development stage enterprises, the statements of operations, cash flows and changes in stockholder’s equity (deficit) are presented on a cumulative basis from inception.

Revenue Recognition

The Company recognizes revenue from purchased non-performing receivables in accordance with accounting standards on the accounting for certain loans or debt securities acquired in a transfer. The Company will use the cost recovery method and recognize income only after it has recovered its carrying value of purchased non-performing receivables. There can be no assurance as to when or if the carrying value will be recovered. Recognition of income using the interest method would be dependent on the Company having the ability to develop reasonable expectations of both the timing and amount of cash flows to be collected. Due to uncertainties related to the expected timing of the collections of older non-performing receivables purchased as a result of the economic environment and the lack of validation of certain account components, the Company determined that it will not have the ability to develop reasonable expectations of timing of cash flows to be collected.

Cash and Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of less than three months to be cash equivalents.

Financial Instruments

Financial instruments consist of bank deposits. The carrying amount of financial instruments approximates fair value due to short-term maturities and market interest rates.

F-7

CREDEX CORPORATION

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising

The Company expenses advertising and promotions costs as they are incurred.

Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. The Company continually monitors its banking relationships and consequently has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Earnings per Share

Basic earnings per share is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year. Diluted EPS is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants. The Company has no dilutive instruments outstanding.

Income Taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.

Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the Codification ("Section 740-10-25") which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

F-8

CREDEX CORPORATION

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive Income

The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements

Credex does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE B – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company’s financial position and operating results raise substantial doubt about its ability to continue as a going concern. The Company is in the development stage and has sustained losses of $321,731 since inception to December 31, 2013. The ability of the Company to continue as a going concern is dependent upon expanding operations and obtaining additional capital and financing. Management’s plan in this regard is to implement the Company’s business plan and to secure additional funds through equity or debt financing. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE C – RELATED PARTY PAYABLE – STOCKHOLDERS’ LOAN

During the year ended December 31, 2012, the Company received loan from Service Merchants Corp, a related party totaling $7,700 towards operating expenses. The loans are unsecured, non-interest bearing and due on demand. As of December 31, 2013, $7,700 was due to Service Merchant Corp.

During the year ended December 31, 2013, the Company received loans from a shareholder of the company through Global Merchant Corp, a related party totaling $11,289 towards various operating expenses. The loans are unsecured, non-interest bearing and due on demand. As of December 31, 2013, $11,289 was due to Global Merchant Corp.

During the year ended December 31, 2013, the Company received a loan from a shareholder of the company through Sterling Investment Corp, a related party totaling $1,000 towards operating expenses. The loan is unsecured, non-interest bearing and due on demand. As of December 31, 2013, $1,000 was due to Sterling Investment Corp.

As of December 31, 2013, total related party payable – stockholders loan outstanding was $19,989.

F-9

CREDEX CORPORATION

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE D - STOCKHOLDERS’ EQUITY (DEFICIT)

At inception on September 2, 2005, the Company was authorized to have outstanding 10,000 shares of common stock at $0.10 par value per share. On October 24, 2007, the Company amended its Articles of Incorporation to increase the maximum number of authorized common shares to 100,000,000 and changed the par value to $0.001 per share, which has been retro-actively restated to $0.001 in the accompanying financial statements.

Share transactions during the year ended December 31, 2010, resulted in an increase in shares outstanding of 23,337,500 shares as follows:

Shares issued for cash	2,675,000
Shares issued for cash	5,662,500
Shares issued for future services	15,000,000
23,337,500

During the year ended December 31, 2011, shareholders of the Company agreed to forgive $33,201 of debt. The amount was recorded as contributed capital.

On September 13, 2013, the Company received approval from the Financial Industry Regulatory Authority (“FINRA”) clearing a ten to one (10:1) forward stock split previously approved by the Company’s board of directors. The record Date for the forward stock split is September 16, 2013 which resulted in an increase in the number of shares issued and outstanding from 5,899,250 to 58,992,500 shares. All reference to shares and per share amounts in the accompanying financial statements have been retroactively restated to reflect the aforementioned forward stock split.

As a result of stock split, there were 58,992,500 shares of common stock issued and outstanding as at December 31, 2013.

NOTE E – COMMITMENTS

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE F - INCOME TAXES

For the year ended December 31, 2013, the Company has incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $321,731 at December 31, 2013, and will expire beginning in the year 2025.

The provision for Federal income tax consists of the following for the years ended December 31, 2013 and 2012:

	2013	2012
Federal income tax benefit attributable to:
Current Operations	$4,233	$2,526
Less: valuation allowance	(4,233)	(2,526)
Net provision for Federal income taxes	$0	$0

F-10

CREDEX CORPORATION

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE F - INCOME TAXES (CONTINUED)

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows as of December 31, 2013 and 2012:

	2013	2012
Deferred tax asset	$109,389	$105,156
Valuation allowance	(109,389)	(105,156)
Net Deferred Tax Asset	$0	$0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $321,731 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE G – JOINT VENTURE

The Company entered into an Amended and Restated Memorandum of Understanding with Kirida (the “MOU”) on November 12, 2013. The MOU was entered into for the purpose of financing, developing plans and ultimately creating a new jointly owned company to harvest, process, develop, produce and export timber-related products in Papua New Guinea and/or West Africa (“Project”). Under the MOU, the parties will initially seek a permit for a minimum of 100,000 acres with a minimum timber valuation of $25 million.

Under the MOU, the initial financing (largely generated by the net proceeds of this offering) will be used to complete a Timber Valuation Report and Forestry Management Plan (the “Report”), for certain consulting fees, financing costs, joint venture related costs, investor relation costs and other vendor payments.

The Report will be produced for the Project by Kirida’s forestry management team in collaboration with B.A. Blackwell & Associates Ltd, a Canadian forestry consultant. Kirida will compile all available Project data, create a Phase 1 report, conduct a site visit to perform timber production & processing review, conduct inventory assessment and finalize a Phase 2 report. To assist Kirida in its services, Kirida will pay Earth Wind and Power Corp (“EWP”), a Canadian consulting firm and shareholder of the Company up to $50,000 upon completion of financing of $5 million or more.

The Company agreed to use its reasonable best efforts to issue shares of its common stock to raise funds for the Project in three phases: $60,000 for the evaluation phase (Phase 1); $500,000 for the acquisition, design and business plan phase (Phase 2); and $5,000,000 for the production phase (Phase 3). Credex and Kirida will form a new legal entity in a jurisdiction to be determined to own the Project (the “Owner”). Credex will receive 90% of the equity of the Owner. Service Merchants Corp (a majority shareholder of Credex) will receive 10% of the equity of the Owner. Kirida will be entitled to receive up to 42% equity of the Owner upon the Owner acquiring an asset with a minimum value of $25 million.

The net profits of the Owner will be allocated on a basis of each of its equity holder’s ownership percentage.

Funds raised through this offering or any financing arranged by Kirida will be deposited in escrow and disbursed for Project costs by the escrow agent as agreed by Kirida and Credex.

F-11

CREDEX CORPORATION

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE G – JOINT VENTURE (CONTINUED)

The Project will be terminated and, if applicable, the Owner will be dissolved upon the earliest to occur of: completion of the Project and receipt of all sums due to Credex and Kirida, and payment for all performed and contributed services and/or products in connection with the Project; and/or; the mutual agreement of the parties.

If either party elects to terminate the MOU before all obligations are completed then the following applies: (a) if Credex elects to terminate the MOU, funds in escrow will be disbursed on a 58-42% basis between Credex and Kirida; (b) if Kirida elects to terminate the MOU, Kirida will pay Credex $50,000 to compensate for the work undertaken by Credex in furtherance of the Project; and (c) if there is an early termination by either of the parties all assets acquired pursuant to the MOU will be split on a 58-42% basis between Credex and Kirida, respectively.

Kirida will act as a project manager and will be responsible for the operational side of the Project and management and accounting of all financial expenditures and revenue collecting.

Any dispute arising out of the MOU will be resolved by binding arbitration.

NOTE H - SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to December 31, 2013 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-12

DEALER PROSPECTUS DELIVERY OBLIGATION

UNTIL ______________ (THE 90TH DAY AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated costs of this offering are as follows:

Expense(1)	Amount
Legal fees and expenses	3,500
Printing expenses	500
SEC registration fee	716
Audit fees and expenses	4,000
Investor Relations/Public Relations	3,000
Escrow account fees	2,500
Miscellaneous expenses	784
15,000

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Florida Business Corporation Act.

Section 607.0850 of the Florida Business Corporation Act, as amended (“FBCA”), grants a corporation organized thereunder the authority to indemnify each of its directors, officers, employees, or agents of the corporation or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise in connection with any proceeding (other than an action by, or in the right of, the corporation) if he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal actions, had no reasonable cause to believe his or her conduct was unlawful. Unless pursuant to a determination by a court, the determination of whether a director, officer or employee has acted in accordance with the applicable standard of conduct must be made by (i) the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding, (ii) if such a quorum is not obtainable or, even if obtainable, majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding, (iii) independent legal counsel selected by the board of directors prescribed in (i) or the committee prescribed in (ii) or selected by majority vote of the full board if a quorum or committee cannot be obtained, or (iv) the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

The FBCA further provides that a corporation may make any other or further indemnity by resolution, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, except with respect to certain enumerated acts or omissions of such persons. Florida law prohibits indemnification or advancement of expenses if a judgment or other final adjudication establishes that the actions of a director, officer or employee constitute (i) a violation of criminal law, unless the person had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (ii) a transaction from which such person derived an improper personal benefit, (iii) willful misconduct or conscious disregard for the best interests of the corporation in the case of a derivative action by a shareholder or (iv) in the case of a director, a circumstance under which a director would be liable for unlawful distributions under Section 607.0834 of the FBCA. The FBCA does not affect a director’s responsibilities under any other law, such as federal securities laws.

29

The articles of incorporation and/or the by-laws of the corporation provides that the corporation will indemnify any and all persons whom it has the power to indemnify from and against any and all of the expenses, liabilities or other matters referred to in the FBCA.

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Credex Corporation, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

None.

ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	Bylaws
23.1	Consent of Independent Registered Public Accountant
99.1	Form of Subscription Agreement
99.2	Memorandum of Understanding

ITEM 17. UNDERTAKINGS

(a) The registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

30

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (ss. 230.424 of this chapter);

(2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 10, 2014.

CREDEX CORPORATION

By: /s/ Russell Heaton
Name: Russell Heaton, CEO

Title: CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on March 10, 2014 by the following person in the capacities indicated.

/s/ Russell Heaton	Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer and Director	March 10, 2014
Russell Heaton	Title	Date

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EXHIBIT INDEX

Exhibit Number Description

3.1	Articles of Incorporation (incorporated by reference to Exhibit -3.(i) to the Company’s quarterly report on Form 10-Q for quarterly period ended June 30, 2012, filed with the SEC on August 14, 2012)
3.2	Bylaws (incorporated by reference to Exhibit-3.(ii) to the Company’s quarterly report on Form 10-Q for quarterly period ended June 30, 2012, filed with the SEC on August 14, 2012)
5.1*	Legal opinion
23.1*	Consent of Independent Registered Public Accountant
99.1	Form of Subscription Agreement
99.2	Memorandum of Understanding

* Filed herewith.

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